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ARCONIC INC.
(Name of Registrant as Specified in Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

LARRY A. LAWSON

CHRISTOPHER L. AYERS

ELMER L. DOTY

BERND F. KESSLER

PATRICE E. MERRIN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Elliott Associates, L.P. and Elliott International, L.P., together with the other participants in such proxy solicitation (collectively, “Elliott”), have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of four highly-qualified director nominees at the 2017 annual meeting of shareholders of Arconic Inc., a Pennsylvania corporation.

Item 1: On March 16, 2017, Elliott issued the following press release, which includes the full text of a letter issued to the Company’s Board of Directors and was also posted by Elliott to www.NewArconic.com:

Media Contact:

Stephen Spruiell
Elliott Management Corporation
(212) 478-2017
sspruiell@elliottmgmt.com

Elliott Demands Explanation from Arconic’s Board for Apparent Vote-Buying

Questionable August 2016 Transaction Only Recently Disclosed

Corporate Assets Apparently Traded Away for Agreement to Vote with Management

NEW YORK (March 16, 2017) – Elliott Management Corporation (“Elliott”), which manages funds that collectively beneficially own a 13.2% economic interest in Arconic Inc. (NYSE: ARNC) (“Arconic” or the “Company”), today sent a letter to the Arconic Board demanding an explanation for a recently disclosed transaction in which the Company’s management appears to have traded valuable corporate assets in exchange for votes at the Company’s 2017 and 2018 annual meetings.

The questionable transaction, which reportedly took place in August of 2016, was only disclosed for the first time in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 13, 2017.

The full text of the letter follows:

March 16, 2017

Board of Directors

Arconic Inc.

390 Park Avenue

New York, NY 10022-4608

Dear Members of the Arconic Board:

I am writing to you on behalf of Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott” or “we”), which collectively own a 13.2% economic interest in Arconic, Inc. (“Arconic” or the “Company”), making us the Company’s largest shareholder.

In the Company’s March 13, 2017 Definitive Proxy Statement, reference is made to a previously undisclosed transaction from August 2016, in which the Company locked up the vote of approximately 8.7 million shares of Arconic common stock in exchange for the resolution of potential claims against the former owner of Firth Rixson (the “Secret August Voting Lock-Up”).

We hereby call on the Board to immediately and fully explain:

•	Whether the Board was aware of the Secret August Voting Lock-Up at the time it was entered into?

•	If the Board did not know of this material agreement at the time, when did the Board find out?

•	Did the Board approve of the agreement?

•	Why was the Secret August Voting Lock-Up hidden from Arconic stockholders for seven months and not disclosed until the filing of the Company’s Definitive Proxy Statement and after the record date for the 2017 Annual Shareholders meeting?

•	Why did the Company’s management (and/or the Board) seek shareholder voting commitments relating to corporate governance matters as currency in the resolution of an ordinary-course commercial dispute?

•	As studies have established that voting lock-ups have substantial economic value, the question must be asked: How many dollars otherwise obtainable in connection with the resolution of the dispute did the Company forgo in electing instead to receive a lock-up?[1]

Trading Corporate Assets for Votes

Based on the Company’s own disclosure, management appears to have traded away Company assets – claims relating to the disastrous Firth Rixson acquisition – in seeking to entrench CEO Klaus Kleinfeld. Such an arrangement likely constitutes a breach of the fiduciary duties owed to the Company by the Corporate Officers and, to the extent they were either involved in or aware of it, the members of the Board.

Page 36 of the Definitive Proxy Statement describes an August 2016 “resolution” of a purported “working capital adjustment” dispute in connection with Arconic’s acquisition of Firth Rixson in 2014. According to the description of the agreement in the proxy statement, Arconic’s management agreed, on behalf of the Company, to release claims against the former owner of Firth Rixson (the “Seller”) in return for the Seller’s two-year commitment to vote its approximately 8.7 million shares of Arconic common stock in favor of directors nominated by (as well as any other recommendations of) the Board.

--------

1 Cox, Steve R. and Dianne M. Roden, 2002. “The Source of Value of Voting Rights and Related Dividend Promises,” Journal of Corporate Finance, 8, 337–351; Megginson, William L., 1990. “Restricted Voting Stock, Acquisition Premiums, and the Market Value of Corporate Control,” The Financial Review, 25, 175-198; Zingales, Luigi, “What Determines the Value of Corporate Vote?” Quarterly Journal of Economics, 110, 1047-1073.

Given that this “resolution” was effectuated in connection with an acquisition where the acquired assets appear to be earning less than a third of what was anticipated and the broad releases provided by the Company in connection therewith, in economic substance this transaction likely served principally as a settlement of potential "misrepresentation” or other claims.

No Other Inference Plausible Beyond “Vote-Buying”

The evidence strongly suggests that the Secret August Voting Lock-Up was designed to interfere with the right of Arconic shareholders to vote against management at the Company’s upcoming annual meeting.

The Secret August Voting Lock-Up is a newfangled invention. The original 2014 purchase agreement between Arconic (then Alcoa Inc.) and the Seller did not include a voting agreement. The Seller was free to vote its shares as it deemed appropriate. Since the original purchase, the Seller has not taken any publicly disclosed action to gain control of Arconic. The only evident change is that Elliott established an active public position in the Company’s equity. To be sure, Elliott’s presence might make a voting lock-up more valuable to a Board or management to the extent that either might seek to act in service of individual interests in lieu of those of the corporation, but it has no effect on the value of such an agreement to the Company. And that’s what counts.

We can think of no rational corporate purpose for any company to trade away potentially valuable claims in exchange for a voting agreement that would serve to entrench a Board and/or management. Legal claims are assets of the Company and, by extension, its shareholders. Here, Arconic traded away economic property of its shareholders related to a garden-variety commercial dispute in order to lock up the Seller’s vote relating to matters of corporate governance. As far as we know, such behavior is unprecedented.

Absence of Proper Disclosure and the Promotion of “Empty Voting”

Arconic’s agreement appears to require the Seller to vote in favor of management even if the Seller disposed of its shares after the Record Date. This sort of so-called “dead hand” voting provision makes no sense other than as part of a broader scheme to entrench a Board and/or management in the face of potential shareholder desires for performance improvement.

Not only did Arconic create a proverbial “dead hand,” it further amplified its reach and power by failing to make timely, comprehensive and likely-required disclosures. The Company repeatedly concealed the voting agreement from its investors for a full seven months, and only finally disclosed the agreement just after the record date for the election of directors at Arconic’s 2017 annual meeting had passed.

This conveniently belated disclosure ensured that the Seller would be obligated to vote for management’s slate, as it precluded other shareholders from taking steps to allow the Seller’s shares to be voted on the merits (including in connection with a potential purchase of shares). Thus, the Company’s structuring and concealment of the transaction appear when taken together to have been specifically designed to perpetuate the sort of “empty voting” that is universally acknowledged to be anathema to sound corporate governance.

Tellingly, the Company disclosed some of the economic content of the settlement in its September 30, 2016 10-Q last November, but omitted any mention of the Secret August Voting Lock-Up. Such an omission implies its willful concealment from the Company’s shareholders and thus an improper motive. The apparent explanation for this fundamental failure to provide timely and candid disclosure to the Company’s shareholders is that the entire voting agreement was calculated to thwart their potential desire to effectuate a change in the Company’s leadership.

We Can’t Imagine the Board Knew or Approved of the Secret August Voting Lock-Up

We find it hard to believe the Board was made aware of or approved this arrangement. The trade of valuable corporate assets in connection with a commercial transaction in exchange for a voting agreement promoting the entrenchment of a Board and/or management is so contrary to the basic principles of good corporate governance that it is almost impossible to imagine this Board – or any Board – countenancing such an effort.

Management could have utilized the proceeds from the Company's potential Firth Rixson-related claims to further expand capacity in Arconic's large structural castings business, to institute performance bonuses for its employees in the field, or for a variety of other value-creating initiatives. However, it decided to forgo economic value that would have benefitted shareholders and to pursue instead (as transaction currency) voting support for the continued entrenchment of Dr. Kleinfeld and/or the Board.

Assuming the Board did not know of this transaction, the Board must immediately engage in an independent investigation. Among other things, the Board must determine:

  Why did management fail to inform the Board?

  Why did the Board’s outside advisors – its bankers and its lawyers – fail to inform the Board?

  Why did management, in preparing the Company’s filings with the Securities and Exchange Commission, fail to disclose the arrangement (as likely required by applicable law)?

It is critical that the Board shed light on the facts and circumstances surrounding the Secret August Voting Lock-Up and its protracted concealment from shareholders.

We look forward to your prompt response to this gravely concerning development.

Sincerely,

Dave Miller

Senior Portfolio Manager

Note: Accompanying this letter is formal demand for inspection of the Company’s books and records concerning the Firth Rixson acquisition and the settlement of the “working capital adjustment”.

 March 16, 2017

Arconic Inc.
390 Park Avenue

New York, NY 10022

Attention:	Kate Ramundo, Chief Legal Officer and Corporate Secretary

Re:	Demand to Inspect Books and Records Pursuant to Section 1508 of the Pennsylvania Business Corporation Law

Dear Ms. Ramundo:

Elliott International, L.P. (the “Shareholder”), is a registered and beneficial owner of 1,100 shares of the common stock, par value $1.00 per share (the “Common Stock”), of Arconic Inc., a Pennsylvania corporation (the “Company”). The Shareholder holds these shares through the Direct Registration System with Computershare Trust Company, N.A., the Company’s transfer agent, in Holder Account Number: XXXXXXXXXXX.

This demand supplements (i) the demand made in the Shareholder’s letter dated January 20, 2017 (the “Initial Demand Letter”) and (ii) the demand made in the Shareholder’s letter dated March 1, 2017 (the “First Supplemental Demand Letter,” and together with the Initial Demand Letter, the “Demand Letters”). All demands made in the Demand Letters remain in full force and effect. The Shareholder expressly reserves all rights and remedies with respect to such prior demands.

Pursuant to Section 1508 of the Business Corporation Law of the Commonwealth of Pennsylvania (the “PBCL”), as the beneficial owner of the shares of Common Stock stated above, the Shareholder hereby demands that it and its attorneys, representatives and agents be given, during usual business hours, the opportunity to inspect the following books and records of the Company and to make copies or extracts therefrom:

(a)	All written or electronic documents or other records relating to any information provided to the board of directors of the Company (the “Board”), any committee of the Board, any individual director of the Company or any of Klaus Kleinfeld, William F. Oplinger, Olivier M. Jarrault, Audrey Strauss or Kay H. Meggers (Messrs. Kleinfeld, Oplinger, Jarrault and Meggers and Ms. Strauss, the “2014 Senior Management”) in connection with the Company’s acquisition of the Firth Rixson business (“Firth Rixson”) with respect to the negotiation and execution of the Share Purchase Agreement and the Earnout Agreement, each dated June 25, 2014, for the acquisition of Firth Rixson, including any and all information regarding disputes in connection with any earn-out payments, claims for indemnification for any breaches of any representations or warranties or otherwise, or post-closing adjustments;
(b)	All written or electronic documents or other records as of any date preceding the date hereof and on or prior to completion of the Company’s 2017 annual meeting of shareholders of the Company and any adjournments, postponements, reschedulings or continuations thereof or special meeting that may be called in lieu thereof (the “Annual Meeting”) relating to any information provided to the Board, any committee of the Board, any individual director of the Company or any of Klaus Kleinfeld, William F. Oplinger, Olivier M. Jarrault, Audrey Strauss, Katherine H. Ramundo, Roy C. Harvey or Robert G. Wilt (Messrs. Kleinfeld, Oplinger, Jarrault, Harvey, Wilt and Mmes. Strauss and Ramundo, the “2016 Senior Management”) in connection with the resolution of a working capital adjustment concerning the Firth Rixson acquisition, including any disputes related thereto and the “limited voting commitment” entered into by the Company with Oak Hill Capital Partners II, L.P. and Oak Hill Capital Management Partners III, L.P. (the “Oak Hill Parties”), pursuant to which, according to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 13, 2017 (the “Company Definitive Proxy Statement”), the Oak Hill Parties have agreed to vote their shares of Company Common Stock in favor of the election of directors nominated by the Board and in accordance with the Board’s recommendation on all other proposals to be voted upon at the 2017 Annual Meeting (the “Oak Hill Voting Arrangement”);

(c)	All written or electronic documents or other records relating to or evidencing communication between, on the one hand, any of the Company and its agents, representatives and advisors and, on the other hand, any of the Seller (as defined in the Share Purchase Agreement) and the Oak Hill Parties, the Seller’s and the Oak Hill Parties’ affiliates, and the Seller’s and the Oak Hill Parties’ and their affiliates’ agents, representatives and advisors in connection with the negotiation and determination of the purchase price for the acquisition of Firth Rixson and any analyses prepared by or for the Board, any committee of the Board, any individual director of the Company or any member of the 2014 Senior Management with respect to the negotiation and determination of the purchase price for the acquisition of Firth Rixson, including any and all information regarding disputes in connection with any earn-out payments or post-closing adjustments;
(d)	All written or electronic documents or other records relating to or evidencing communication between, on the one hand, any of the Company and its agents, representatives and advisors and, on the other hand, any of the Seller (as defined in the Share Purchase Agreement) and the Oak Hill Parties, the Seller’s and the Oak Hill Parties’ affiliates, and the Seller’s and the Oak Hill Parties’ and their affiliates’ agents, representatives and advisors in connection with the resolution of the working capital adjustment concerning the Firth Rixson Acquisition, including the negotiation and determination to enter into the Oak Hill Voting Arrangement and any analyses prepared by or for the Board, any individual director of the Company or any member of the 2016 Senior Management related thereto;
(e)	Copies of all agreements and any amendments and modifications thereto relating to the resolution of the working capital adjustment concerning the Firth Rixson acquisition referenced in the Company Definitive Proxy Statement, including, but not limited to, the settlement agreement and the voting agreement entered into in connection therewith, as well as any and all drafts thereof, together with all embedded metadata necessary to track revisions thereto;
(f)	All written or electronic documents or other records evidencing communications between or among the Board, any committee of the Board, any individual director of the Company and any of the 2016 Senior Management relating to the disclosure of the Oak Hill Voting Arrangement; and
(g)	All minutes of the meetings of the Board and all Board committees of the Company, or relevant excerpts thereof, that relate to the Board’s consideration of any of the foregoing.

The Shareholder demands that all modifications, additions or deletions to any and all information referred to above be immediately furnished to the Shareholder as such modifications, additions or deletions become available to the Company or its agents or representatives.

Upon presentment of appropriate documentation therefor, the Shareholder will bear the reasonable costs incurred by the Company, including those of its transfer agent(s) or registrar(s), in connection with the production of the information demanded.

The purpose of this Books and Records Demand is to enable the Shareholder and certain of its affiliates and other parties to assess and to use the information sought for communicating and in communications with the Company’s shareholders as to (i) whether the Company properly managed the acquisition of Firth Rixson, (ii) whether the Company properly managed the entry into and disclosure of the Oak Hill Voting Arrangement and (iii) the circumstances surrounding the decision to enter into the Oak Hill Voting Arrangement and whether and to what extent the Board had a role or was a factor in the decision to delay the public disclosure thereof, all of which are matters relating to the interests of shareholders.

The Shareholder hereby designates and authorizes Patrick J. McHugh and Bruce H. Goldfarb of Okapi Partners LLC, and Maurice M. Lefkort, Esq. and Michael A. Schwartz, Esq. of Willkie Farr & Gallagher LLP, and any other persons designated by either the foregoing or by the Shareholder, acting singly or in any combination, to conduct the inspection and copying herein requested. It is requested that the materials identified above be made available to the designated parties as promptly as reasonably practicable. Pursuant to Section 1508 of the PBCL, you are required to respond to this demand within five (5) business days of the date hereof. Accordingly, please advise the Shareholder’s counsel, Maurice M. Lefkort, Esq. of Willkie Farr & Gallagher LLP, at (212) 728-8239, as promptly as practicable within the requisite timeframe, when and where the items requested above will be made available to the Shareholder. If the Company contends that this request is incomplete or is otherwise deficient in any respect, please notify the Shareholder immediately in writing, with a copy to Maurice M. Lefkort, Esq. of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019 (mlefkort@willkie.com), setting forth the facts that the Company contends support its position and specifying any additional information believed to be required. In the absence of such prompt notice, the Shareholder will assume that the Company agrees that this request complies in all respects with the requirements of the PBCL. The Shareholder reserves the right to withdraw, modify or supplement this request at any time.

Sincerely,

Elliott INTERNATIONAL, L.P.

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”), together with the other participants in Elliott’s proxy solicitation, have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with the 2017 annual meeting of shareholders (the “Annual Meeting”) of Arconic Inc. (the “Company”). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Elliott’s proxy solicitation. These materials and other materials filed by Elliott with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Elliott with the SEC are also available, without charge, by directing a request to Elliott’s proxy solicitor, Okapi Partners LLC, at its toll-free number 1-877-869-0171 or via email at info@okapipartners.com.

About Elliott

Elliott Management Corporation manages two multi-strategy hedge funds which combined have more than $32 billion of assets under management. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest hedge funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

###

Item 2: On March 16, 2017, the following materials were posted by Elliott to www.NewArconic.com:

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Legal Notices

The views expressed on this website represent the opinions of Elliott Associates, L.P., Elliott International, L.P. and certain of their affiliates (collectively, "Elliott"), which beneficially own shares of Arconic Inc. (the "Company") and are based on publicly available information with respect to the Company. Elliott recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Elliott's conclusions. Elliott reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. Elliott disclaims any obligation to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Elliott herein are based on assumptions that Elliott believes to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. Elliott currently beneficially owns shares of the Company. It is possible that there will be developments in the future that cause Elliott from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Although Elliott believes the statements made in this website are substantially accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, Elliott makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and Elliott expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

This website may contain links to articles and/or videos (collectively, "Media"). The view and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of Elliott.

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The materials on this website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Elliott. Although Elliott believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Elliott will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information

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BREAKING NEWS:

Elliott Demands Explanation From Arconic Board For Apparent Vote-Buying

READ THE PRESS RELEASE

Arconic operates a world-class collection of assets that if managed properly, with prudent reinvestment of capital, should produce substantial returns for its shareholder owners. However, current management's persistent failure at these tasks for nearly a decade has destroyed considerable shareholder value. We believe a change of leadership is required to improve performance at Arconic today.

Alcoa TSR vs. Peers and S&P 500 During CEO Tenure
Alcoa has underperformed its peer group by 156% and the S&P 500 by 150%
PEER MEDIAN
S&P 500 INDEX
ALCOA UNDER KLAUS KLEINFELD
+87
+82
-69
2008
2009
2010
2011
2012
2013
2014
2015
2016

TSR Under Klaus Kleinfeld vs. Company Selected Peers
Alcoa Cumulative TSR Relative to Each Peer Median and S&P 500 under Klaus Kleinfeld
1-YEAR
2-YEAR
3-YEAR
4-YEAR
5-YEAR
6-YEAR
7-YEAR
8-YEAR
SINCE CEO
VS PROXY PEERS
VS INDUSTRIAL COMPANIES PEERS
VS MATERIALS COMPANIES PEERS
VS ALUMINUM PEERS
VS S&P 500

TSR: 5/1/2008-10/31/2016. Company Selected 2016 Proxy Peers: DU PONT (E.I.) DE NEMOURS, DOW CHEMICAL CO/THE, FREEPORT-MCMORAN INC, HUNTSMAN CORP, INTERNATIONAL PAPER CO, LYONDELLBASELL INDU-CL A, PPG INDUSTRIES INC, NEWMONT MINING CORP, NUCOR CORP, UNITED STATES STEEL CORP, 3M CO, CUMMINS INC, DANAHER CORP, DEERE & CO, EATON CORP PLC, EMERSON ELECTRIC CO, GENERAL DYNAMICS CORP, L-3 COMMUNICATIONS HOLDINGS, NORTHROP GRUMMAN CORP, RAYTHEON COMPANY.

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March 16, 2017

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March 9, 2017

Elliott Letter to Shareholders

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March 9, 2017

Elliott Proxy Statement

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February 23, 2017

Elliott Letter to Arconic's Board

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February 13, 2017

Elliott Letter to Arconic's Board

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February 7, 2017

Elliott Letter to Arconic's Board

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